Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 30, 2025 with respect to the financial statements of TechPrecision Corporation for the year ended March 31, 2025 in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

Philadelphia, Pennsylvania

November 21, 2025